EXHIBIT 99.3
INGRAM MICRO INC.
A Delaware corporation
(the “Company)
Corporate Governance Guidelines
Amended March 27, 2007
I.	Composition of the Board and Board Membership Criteria

The Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company’s Board of Directors. In making its recommendations, the Governance Committee shall:
•	review candidates’ qualifications for membership on the Board (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws, the Governance Committee, and these Corporate Governance Guidelines;

•	assess the performance of directors who are being considered for re-nomination to the Board; and

•	periodically review the composition of the Board in light of the current challenges and needs of the Board, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.
II.	Director Qualifications

Independence

A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director.

Term of Office

The Board has determined that an arrangement of staggered three-year terms of office is in the Company’s best interest. It both provides continuity of membership and is an effective part of a structure designed to provide the Board with tools to negotiate for better terms for shareowners in the event of an unsolicited takeover effort. The Board will review that determination periodically and will recommend to the shareowners that it be modified if it appears appropriate and in the best interest of the shareowners to do so.

Retirement Age

The Board does not have a mandatory retirement age. Rather, it is the responsibility of the Governance Committee annually to assess and consider the effectiveness and contributions of each director.

Simultaneous Service on Other Boards

It is the policy of the Board that every director should seek the consent of the Board and confirm through the Chairman of the Board the absence of any actual or potential conflict, prior to accepting an invitation to serve on the Board or similar policy-making body of any other company or non-profit organization, or as an elected or appointed government official or member of a government board or advisory group.

Changes in Primary Employment

If a director significantly changes his or her primary employment during his or her tenure, that director shall tender his or her resignation from the Board to the Chairman of the Board, who shall refer it to the Governance Committee. The Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken to accept or reject the resignation.

Conflicts of Interest

If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Chairman of the Board for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and shall not vote on the matter.

Director Equity Ownership

The Board believes that directors should hold equity ownership positions in the Company. The Company has adopted the following director share ownership guidelines: Each director is required to achieve and maintain ownership of at least 15,000 shares of our common stock (with vested but unexercised stock options counted as outstanding shares) beginning five years from the date of his or her election to the Board.
III.	Director Responsibilities
The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be the best interests of the Company and must exercise his or her business judgment.

Participation at and Preparation for Board Meetings

The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meeting of the committees on which they serve and to prepare themselves for these meetings.

In order for the Board to exercise fully its oversight functions, management provides the Board with access to information from many sources regarding the Company and the markets in which the Company operates. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

Attendance at Annual Meetings of Shareowners

Directors are encouraged and expected to attend the annual meeting of shareowners.

Company Performance and Corporate Strategy

The Board shall review the Company’s financial performance on a regular basis at Board meetings and through periodic updates. The Board shall also conduct an annual meeting to review and approve the Company’s long-term strategy, and assess its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peers and competitors.

IV.	Board Agenda

The Chairman of the Board, in conjunction with the CEO, shall determine the frequency and length of Board meetings and shall set the agenda for each Board meeting. Board members are encouraged to suggest the inclusion of additional items on an agenda.

V.	Lead Director

The non-management directors shall choose a Lead Director when the Chairman of the Board is not independent of management. The Lead Director shall be elected from time to time, as necessary, by a majority vote of the non-management directors. The Company’s annual proxy statement will identify the manner in which the Lead Director is selected and the method for interested parties to communicate directly with the Company’s non-management directors.

VI.	Meetings of Non-Management Directors

The Company’s non-management directors shall meet at each regularly scheduled meeting of the Board in an executive session in which management does not participate.

The Lead Director shall develop the agenda for and preside at each executive session. The Chairman of the Board shall perform the duties of the Lead Director when the Chairman is independent of management.

VII.	Board Size

The Board presently has thirteen members. Although the Board considers its present size to be appropriate, it may consider expanding its size to accommodate an outstanding candidate or candidates or reducing its size if the Board determines that a smaller Board would be more appropriate. The Governance Committee shall periodically review the size of the Board and recommend any proposed changes to the Board.

VIII.	Chairman of the Board and CEO

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The Board may make a determination as to appropriate policies in connection with the recruitment and succession of the Chairman of the Board and/or the CEO.

IX.	Board Committees

Standing and Special Committees

The Board shall have at all times an Audit Committee, a Human Resources Committee and a Governance Committee. Only independent directors meeting the independence requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 as promulgated by the Securities and Exchange Commission may serve on these three committees. The Board also shall have an Executive and Finance Committee. Committee chairs and other members shall be appointed by the Board based upon the recommendation of the Governance Committee. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.
In making its recommendations for committee appointments, the Governance Committee shall:
•	Review candidates’ qualifications for membership on the committee (including a determination as to the independence of the candidate) based on the criteria established by the Company’s Bylaws and the Governance Committee;

•	In evaluating current directors for re-appointment to a committee, assess the performance of such director and of such committee; and

•	Periodically review the composition of the committee in light of the current challenges and needs of the committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.
While the rotation of committee members at certain set intervals should be considered periodically, rotation is not required because the Board believes there are significant benefits attributable to continuity and experience gained in service on a particular committee over time.

Each of the Audit Committee, Human Resources Committee, Governance Committee and Executive and Finance Committee shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee’s performance.

Committee Chairs

Possible rotation of committee chair positions shall be reviewed at the time of the annual meeting after the incumbent has held the position for at least three full years, unless the chair of the committee earlier resigns the chair position, dies, or otherwise leaves the applicable committee. When a vacancy occurs in a committee chair position the Governance Committee will make a recommendation to the Board for a new committee chair.

Frequency and Length of Committee Meetings and Committee Agenda

The chair of each standing committee, with the assistance of appropriate members of management, shall determine the frequency and length of meetings of the committee and develop the agenda for each meeting. At the direction of the chair, a member of the committee or a member of management shall take minutes of each committee meeting. Board members who are not members of a committee are nevertheless welcome to attend its meetings.

X.	Board Member Access to Management and Independent Advisors

Board members shall have access to the management and employees of the Company and to its outside counsel and auditors. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO.

Executive officers and other members of senior management are expected to be present at Board meetings at the invitation of the Board. The Board encourages senior management to make presentations and to invite to Board meetings managers and other employees who can provide additional insight into the items being discussed. The Board also encourages senior management to include in Board meetings individuals that senior management believes may become prospective leaders of the Company.

The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without obtaining the approval of management or, in the case of committees, the full Board.

XI.	Director Compensation

The Governance Committee shall review annually and recommend to the Board for its approval compensation (including stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and recommending director compensation, the Governance Committee shall retain and consider the views of an independent advisor.

XII.	Director Orientation and Continuing Education

All new members of the Board are expected to participate in the Company’s orientation program for directors. Other directors may also attend the orientation program.

Such orientation and continuing education programs shall be developed by the Company’s Secretary and overseen by the Governance Committee of the Board.

XIII.	Management Evaluation and Management Succession

The Human Resources Committee shall establish the compensation package of the Chief Executive Officer. It also shall review and approve the compensation packages of the officers of the Company who report directly to the Chief Executive Officer and the Chief Operating Officer, and any other officers whose compensation is required to be disclosed in detail in the Company’s annual proxy statement.

The Human Resources Committee shall evaluate the performance of the senior management of the Company and shall present its findings to the full Board. The Human Resources Committee also shall review and report to the Board on the Company’s succession planning, including succession planning in the case of the incapacitation, retirement or removal of the CEO.

The CEO shall provide an annual report to the Human Resources Committee recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals. The CEO shall also provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected emergency.

XIV.	Annual Performance Evaluation

The Board, led by the Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee shall oversee the evaluation with each director responding to a questionnaire developed by the Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chair of the Governance Committee to the full Board for discussion. This process shall also include annual self-assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

XV.	Evaluation of Individual Director Performance

It is the policy of the Board to have the Governance Committee assess, on the basis of established criteria, the performance of each individual director standing for re-election at the next shareowners meeting. The established criteria shall address each director’s core competencies, independence, effectiveness, and level of commitment.

The Governance Committee shall consider not only an individual’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time. The Governance Committee also shall consider the impact of any change in the principal occupation of existing directors. Upon completion of the individual director evaluation process, the Committee shall report to the full Board its conclusions and recommendations for nominations to the Board.

It is the policy of the Board that the Governance Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.